Exhibit 99.1

August 2, 2016

Ms. Julie Silcock, Audit Committee Chair

Mr. Gary Evans, CEO

Mr. Morgan F. Johnston, SVP, General Counsel and Secretary

GreenHunter Resources, Inc.

1048 Texan Trail

Grapevine, Texas 76051

Dear Ms. Silcock and Messrs. Evans and Johnston:

This is to confirm that the client-auditor relationship between GREENHUNTER RESOURCES, INC. (Commission File Number 001-33893) and BDO USA, LLP has ceased.

Sincerely,

/s/ BDO USA LLP

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.